                                                                    EXHIBIT 99.1


October 10, 2002


[REGIONS FINANCIAL CORP. LOGO]                                    NEWS RELEASE



                   REGIONS ANNOUNCES RECORD EARNINGS

Regions Financial Corporation today announced record quarterly and year-to-date earnings. Net income for the quarter ended September 30, 2002, totaled $156.5 million or $.70 per diluted share, a 19% increase over the comparable quarter of last year. Year-to-date net income was a record $463.7 million or $2.03 per diluted share.

"We are extremely pleased to report record earnings," said Regions Chairman and CEO, Carl E. Jones Jr. "Achieving this outstanding level of financial performance during the current challenging economic environment is quite an accomplishment, and the credit goes to Regions' some 16,000 associates throughout the South."

"These men and women make the everyday decisions that affect our company's profitability, and it is because of their efforts that we continue to remain one of the strongest financial services providers in the nation," Jones said. "They are committed to both our customers and to fiscal soundness."

Total revenues (excluding securities gains) for the third quarter of 2002 totaled $701.7 million, a 12% annualized increase over the second quarter of this year. Net interest income increased $4.8 million, with fee income up $15.3 million from the prior quarter. "We continue to emphasize the importance of growing customer relationships and related revenues in all of our markets and lines of business," Jones said. "Increased net interest income was fueled by good growth in loans from our community banking franchise, and strong fee income was attributable to Morgan Keegan and our mortgage banking activities." Morgan Keegan's pre-tax income increased 13% from the previous quarter. Single-family residential mortgage loan production from Regions' mortgage banking operations was at record levels of $1.7 billion in the third quarter.

During the third quarter, total loans increased at an annualized rate of almost 5%, based on average balances compared to the prior quarter, with commercial and consumer loan categories experiencing the strongest growth. Total non-performing assets declined $34.3 million in the third quarter and totaled $340.5 million at September 30, 2002. Regions' allowance for loan losses as a percentage of loans increased to 1.43% at September 30, 2002. Net loan charge-offs for the third quarter of 2002 were .40% annualized, compared to .36% in the third quarter of last year.

"It's encouraging to see meaningful improvement in our non-performing assets," Jones noted. "The diversification and granularity of our loan portfolio, combined with our prudent underwriting criteria and early identification procedures for problem credits, have served us well during these turbulent economic times."

"With the solid financial performance of the third quarter now behind us, we are optimistic about Regions' ability to produce strong results for the full year 2002," Jones added.

Regions Financial Corporation, with $47.4 billion in assets, ranks among the 25 largest financial services companies in the nation. Serving customers throughout the South, it provides traditional commercial and retail banking services and other financial services in the fields of investment banking, asset management, trust, mutual funds, securities brokerage, insurance, leasing and mortgage banking. Its banking affiliate, Regions Bank, offers banking services online from its Web site at www.regions.com and from more than 680 banking offices in Alabama, Arkansas, Florida, Georgia, Louisiana, North Carolina, South Carolina, Tennessee and Texas. Regions provides investment and brokerage services from more than 140 offices of Morgan Keegan & Co. Inc., one of the South's largest investment firms. Regions ranks on both the Forbes 500 and Fortune 500 listings of America's largest companies; its common stock is traded on the New York Stock Exchange under the symbol RF.



                               Continued Next Page

October 10, 2002
Page Two


                        FINANCIAL HIGHLIGHTS (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                  Three Months Ended                         Nine Months Ended
                                                     September 30                               September 30
                                              --------------------------                 --------------------------
Earnings                                        2002              2001      Change         2002               2001       Change
                                              --------          --------    ------       --------           --------     ------

Net income                                    $156,479          $135,199     16%         $463,668           $370,750       25%
Add back: excess purchase price
   amortization**                                   --            13,452                       --             33,132
                                              --------          --------                 --------           --------

Net income as adjusted for
   the adoption of FAS 142**                  $156,479          $148,651      5%         $463,668           $403,882       15%

Operating income*                             $156,479          $135,199     16%         $463,668           $388,562       19%
Add back: excess purchase price
   amortization**                                   --            13,452                       --             33,132
                                              --------          --------                 --------           --------

Operating income as adjusted for
   the adoption of FAS 142**                  $156,479          $148,651      5%         $463,668           $421,694       10%

Per share:
 Net income                                      $0.71             $0.59     20%            $2.06              $1.66       24%
 Net income-diluted                              $0.70             $0.59     19%            $2.03              $1.64       24%
 Net income as adjusted for the
  adoption of FAS 142**                          $0.71             $0.65      9%            $2.06              $1.81       14%
 Net income-diluted as adjusted for
  the adoption of FAS 142**                      $0.70             $0.65      8%            $2.03              $1.79       13%
 Operating income*                               $0.71             $0.59     20%            $2.06              $1.74       18%
 Operating income-diluted*                       $0.70             $0.59     19%            $2.03              $1.72       18%
 Operating income* as adjusted for
  the adoption of FAS 142**                      $0.71             $0.65      9%            $2.06              $1.89        9%
 Operating income-diluted* as adjusted
  for the adoption of FAS 142**                  $0.70             $0.65      8%            $2.03              $1.87        9%
 Cash dividends declared                         $0.29             $0.28      4%            $0.87              $0.84        4%


                                                                       September 30
                                                             ------------------------------------
Financial Condition                                              2002                     2001                  Change
                                                             -----------              -----------               ------

Total assets                                                 $47,393,496              $45,684,013                 4%
Loans, net of unearned income                                $30,572,317              $30,910,843                -1%
Securities                                                   $ 8,973,193              $ 8,256,608                 9%
Total earning assets                                         $43,293,638              $41,992,945                 3%
Total deposits                                               $32,174,789              $30,573,191                 5%
Stockholders' equity                                         $ 4,083,855              $ 3,948,795                 3%
Stockholders' equity per share                               $     18.44              $     17.36                 6%

*In 2001 excludes merger and other non-recurring charges of $23.3 million pretax ($17.8 million after tax or $.08 per diluted share).

**On January 1, 2002, Regions adopted FAS 142 which eliminated amortization of excess purchase price. If FAS 142 had been in effect in 2001, net income per share and net income per diluted share would have increased by $.06 for the three months ended September 30, 2001 and $.15 for the nine months ended September 30, 2001.


                               Continued Next Page

October 10, 2002
Page Three

                                                                           September 30
                                                             ------------------------------------------
Selected Ratios                                                    2002                     2001
                                                             -----------------        -----------------

Return on average stockholders' equity
  based on net income                                             15.35%                   13.44%
Return on average stockholders' equity
  based on net income as adjusted for the
  adoption of FAS 142**                                           15.35%                   14.64%
Return on average stockholders' equity
  based on operating income*                                      15.35%                   14.09%
Return on average stockholders' equity
  based on operating income* as adjusted
  for the adoption of FAS 142**                                   15.35%                   15.29%
Return on average total assets based on
  net income                                                       1.36%                    1.11%
Return on average total assets based on
  net income as adjusted for the adoption
  of FAS 142**                                                     1.36%                    1.21%
Return on average total assets based on
  operating income*                                                1.36%                    1.17%
Return on average total assets based on
  operating income* as adjusted for the
  adoption of FAS 142**                                            1.36%                    1.27%
Stockholders' equity to total assets                               8.62%                    8.64%
Allowance for loan losses as a percentage
  of loans, net of unearned income                                 1.43%                    1.25%
Loans, net of unearned income, to
  total deposits                                                  95.02%                  101.10%
Net charge-offs to average loans                                   0.35%                    0.33%

*In 2001 excludes merger and other non-recurring charges of $23.3 million pretax ($17.8 million after tax or $.08 per diluted share).

**On January 1, 2002, Regions adopted FAS 142 which eliminated amortization of excess purchase price. If FAS 142 had been in effect in 2001, net income per share and net income per diluted share would have increased by $.06 for the three months ended September 30, 2001 and $.15 for the nine months ended September 30, 2001.

For additional information, including supplemental financial information, refer to Regions' Form 8-K filed with the Securities and Exchange Commission on October 11, 2002, or visit Regions' Web site at http://www.regions.com. Regions' Investor Relations contact is Ronald C. Jackson at 205/326-7374 or Kenneth Till at 205/326-7605; Regions' Media contact is Kristi Lamont Ellis at 205/326-7179.

Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Act of 1995. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Regions cautions readers that results and events subject to forward-looking statements could differ materially due to the following factors: possible changes in economic and business conditions; the ability of Regions to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, laws and regulations; the effects of easing of restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectibility of loans; the effects of changes in interest rates and other risks and factors identified in the company's filings with the Securities and Exchange Commission.

           FINANCIAL SUPPLEMENT TO THIRD QUARTER 2002 EARNINGS RELEASE


SUMMARY

Net income for the third quarter of 2002 totaled $156.5 million or $.70 per diluted share, compared to $153.1 million or $.67 per diluted share for the second quarter of 2002 and $135.2 million or $.59 per diluted share for the third quarter of 2001.

Net income in 2002 excludes amortization of excess purchase price in accordance with the adoption of FAS 142. Excluding amortization of excess purchase price would result in net income per diluted share of $.65 for the third quarter of 2001.

Total revenue increased $20.1 million (12% annualized) compared to the second quarter of 2002. Third quarter top-line revenue growth was driven by stronger loan and earning assets growth, combined with increased fee income, particularly in the mortgage banking and customer derivative business units.

Net interest income increased $4.8 million over second quarter 2002 due to an 11%, annualized, increase in earning assets, primarily loans and securities. The interest margin declined 9 basis points (bps.) to 3.70% in the third quarter of 2002 as rates on interest-earning assets declined more than did rates on interest-bearing liabilities.

Total loans increased 4.5% annualized, using linked-quarter averages balances, primarily in commercial and consumer categories. Average community banking loan balances grew 7.5% on a linked quarter, annualized basis.

Non-performing assets total $340.5 million at September 30, 2002, a decline of $34.3 million (9.1%) from second quarter levels. This decrease was due primarily to a $32 million decline in non-accrual loans and a $9 million decline in renegotiated loans. Partially offsetting these declines, was a $7 million increase in other real estate. Regions continues to have limited exposure to shared national credits.

In the third quarter of 2002, Regions initiated the process to sell or securitize approximately $1.1 billion of indirect consumer installment loans. These loans have been reclassified to the Loans held for Sale category. This reclassification did not impact average balances for the third quarter. No gain or loss was recognized on the transfer and subsequently these loans are carried at lower of cost or market.

Non-interest income increased $15.3 million (21% annualized) from the second quarter. This increase was due to higher revenues associated with Regions' mortgage banking and customer derivative business units combined with higher service charges on deposit accounts.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2002 EARNINGS RELEASE
PAGE 2


Securities gains totaled $22.6 million in the third quarter of 2002. These gains were taken in connection with an impairment charge (approximately $20 million) related to mortgage servicing rights (MSR).

Comparisons of Regions third quarter 2002 financial performance to certain prior periods are affected by the fourth quarter 2001 acquisitions of Park Meridian and First Texas Bancshares and the second quarter 2002 acquisitions of Brookhollow Bancshares and Independence Bank.


BALANCE SHEET CHANGES

Average total loans increased 4.5% annualized, using linked-quarter average balances, primarily due to growth in the commercial and consumer categories, partially offset by prepayments of residential mortgage loans due to prepayments. Excluding the effect of acquisitions, total loans increased approximately 3.7% annualized in the third quarter of 2002, using linked-quarter average balances. Growth in the commercial and industrial and consumer categories was partially offset by declines in residential mortgage loans. Community bank average loan balances grew 7.5% on a linked-quarter, annualized basis, excluding acquisitions. Compared to September 2001, total loans decreased 1%.

In the third quarter of 2002, Regions initiated the process to sell or securitize approximately $1.1 billion of indirect consumer installment loans. These loans have been reclassified as Loans held for Sale. This reclassification did not impact average balances for the third quarter, but is reflected in the table below. Regions anticipates recognizing a gain in the fourth quarter of 2002 from this transaction. The amount of the gain is dependent on market conditions and other factors at the time the transaction is completed.

The following table includes a distribution of Regions' loan portfolio.

   --------------------------------------------------------------------------------------------
   Loan Portfolio (period end data)
   --------------------------------------------------------------------------------------------
   ($ amounts in thousands)                First Quarter    Second Quarter     Third Quarter
                                               2002              2002               2002
   --------------------------------------------------------------------------------------------
   Commercial                              $10,047,659       $10,414,685       $10,843,901
   Residential Mortgages                     8,597,748         8,280,718         7,872,982
   Real Estate                               3,851,239         4,017,136         4,259,622
   Construction                              3,635,556         3,638,088         3,663,580
   Branch Installment                        1,680,452         1,690,493         1,674,325
   Indirect Installment                      1,349,760         1,496,196           491,321
   Consumer Lines of Credit                  1,029,961         1,120,240         1,174,465
   Student Loans                               559,270           564,279           592,120
                                           -----------       -----------       -----------
                                           $30,751,645       $31,221,835       $30,572,316


Average earning assets increased 11% on a linked-quarter annualized basis due primarily to growth in the commercial and consumer portfolios, combined with higher investment balances.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2002 EARNINGS RELEASE
PAGE 3


Total deposits increased 5.5%, annualized, based on linked-quarter average balances. Non-interest bearing deposits, interest-bearing checking, money market and savings accounts reflected a slight decline, down $34 million or 1% annualized based on linked-quarter average balances, excluding acquisitions. Retail certificates of deposit reflected a decline of approximately $206 million, based on linked-quarter average balances excluding acquisitions, due to continued efforts to less aggressively price these deposits. Total core deposits, which exclude wholesale deposit funding sources and deposits added in acquisitions, declined 2.4% annualized during the third quarter. Wholesale deposit funding sources increased $592 million, based on linked-quarter average balances, as rates on these deposits products were more favorable compared to other funding sources.

OPERATING PERFORMANCE

Total revenues (defined as net interest income on a taxable equivalent basis plus non-interest income, excluding securities transactions) increased $20.1 million or 12% annualized on a linked-quarter annualized basis compared to second quarter 2002. Taxable equivalent net interest income increased $4.8 million and non-interest income increased $15.3 million. Net interest income increased due to a higher level of earning assets, partially offset by lower spreads. The increase in non-interest income was due to higher fees in mortgage banking, as well as increased deposit service charge and customer derivative fees.

Net interest income (taxable equivalent) increased $4.8 million due to an increase in earning assets partially offset by a 9 bps. decline in the net interest margin. The yield on interest-earning assets declined 20 bps. this quarter, while the rate on interest-bearing liabilities declined 17 bps. Current modeling indicates that Regions' net interest margin should decline slightly (6-8 bps.) in the fourth quarter of 2002, assuming no further changes in market interest rates. Regions remains in a slightly asset sensitive position at the end of the third quarter 2002.

Total third quarter non-interest income (excluding securities transactions) increased $15.3 million (21% annualized) from second quarter levels. Brokerage and investment were flat compared to the second quarter. Service charges on deposit accounts increased $1.6 million compared to the second quarter, a reflection of an increased number of accounts and a modification of the structure of certain deposit accounts. Mortgage servicing and origination fees in the third quarter increased $3.6 million compared to the second quarter, primarily due to higher production levels partially offset by fewer number of loans serviced. Single-family mortgage production was $1.7 billion in the third quarter of 2002, compared to $1.2 billion in second quarter 2002. Historically low interest rates are currently fueling unusually high refinance activity. Regions' mortgage servicing portfolio totaled $17.7 billion at September 30, 2002, compared to $18.3 billion at June 30, 2002. Other non-interest income increased $10.3 million over the second quarter due to higher gains on mortgage loans sold and increased customer derivative fees. Beginning in the first quarter of 2002, Regions began classifying gains/losses related to the sale of mortgage loans held for sale in the other non-interest income category. In prior period these net gains/losses were classified in other non-interest expense. All comparable periods have been adjusted to reflect this change in classification.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2002 EARNINGS RELEASE
PAGE 4


Securities gains totaled $22.6 million in the third quarter 2002. These gains, taken primarily to offset charges related to the impairment of mortgage servicing rights (discussed below).

In the third quarter of 2002, total non-interest expenses increased $31.4 million, compared to second quarter 2002. Salaries and employee benefits increased $8.0 million due to higher commissions and incentives primarily related to increased production in the mortgage banking area, combined with sales and other incentives costs. Net occupancy and furniture and equipment expense increased $824,000 in the third quarter of 2002 from the second quarter of 2002. Other non-interest expense increased $22.6 million from second quarter levels, due primarily to the impairment charge and increased amortization of mortgage servicing rights ($21.5 million), advertising, and write downs of other real estate.


The following table illustrates the trends in operating expenses between the second and third quarters of 2002.

-----------------------------------------------------------------------------------------------------------------
Non-Interest Expense Comparison
-----------------------------------------------------------------------------------------------------------------
                                          Second       Third       Increase       Third
                                         Quarter      Quarter     related to     Quarter
                                           2002         2002       mortgage       2002
                                            As           As         banking        As       Dollar       Percent
($ amounts in thousands)                 Reported     Reported    impairment     Adjusted   Change        Change
-----------------------------------------------------------------------------------------------------------------
Salaries and employee benefits           $250,283     $258,264            $0    $258,264    $7,981         3.2%
Net occupancy and furniture &
   Equipment expense                       47,131       47,955             0      47,955       824         1.7%
Other non-interest expenses               123,659      146,232        21,492     124,740     1,081         0.9%
                                         --------     --------       -------    --------    ------
  Total non-interest expenses            $421,073     $452,451       $21,492    $430,959    $9,886         2.3%

The provision for loan losses in the third quarter of 2002 was $35.0 million or 0.45% annualized of average loans. Net loan charge-offs for the third quarter of 2002 were $31.8 million (0.40% of average loans annualized), compared to $29.3 million (0.38% of average loans annualized) in the second quarter of 2002 and $27.9 million (0.36% of average loans annualized) in the third quarter of last year. The higher level of net loan charge-offs in the third quarter of 2002 is due primarily to higher commercial loan losses. In light of management's assessment of economic conditions and the current levels of non-performing assets, Regions' allowance for loan losses was increased to $435.8 million at September 30, 2002, compared to $432.6 million at June 30, 2002, and $386.5 million at September 30, 2001. The allowance for loan losses as a percentage of loans (net of unearned income), increased to 1.43% at September 30, 2002, compared to 1.39% at June 30, 2002.

Non-performing assets declined significantly during the third quarter of 2002. Total non-performing assets at September 30, 2002 were $340.5 million or 1.11% of loans and other real estate, a decrease of $34.3 million from the $374.8 million or 1.20% of loans and other real estate at June 30, 2002. This decline is attributable to a $32.0 million decrease in non-accrual loans primarily related to commercial credits and a $9.2 million decrease in renegotiated loans partially offset by a $7.0 million increase in other real estate. As of September 30, 2002, renegotiated loans and other real estate totaled $33.1 million and $59.1 million, respectively, with non-accrual loans totaling $248.3

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2002 EARNINGS RELEASE
PAGE 5


million at that date. Loans past due 90 days or more totaled $42.2 million at September 30, 2002, a $1.0 million decrease compared to $43.2 million at June 30, 2002. Regions' coverage ratio of allowance for loan losses to non-performing loans increased to 155% at September 30, 2002, compared to 134% at June 30, 2002.

Regions' non-performing loan portfolio is comprised primarily of a number of small to medium size loans that are diversified geographically throughout its franchise. The 25 largest non-accrual loans range from $11.2 million to $1.3 million, with only one loan above $10 million. These loans are widely disbursed among a number of industries and are generally well collateralized. Of the total $248.3 million in non-accrual loans at September 30, 2002, approximately $83.0 million (33% of total non-accruing loans) are secured by single-family residences, which historically have had very low levels of losses.

Management considers the current level of the allowance for loan losses adequate to absorb possible losses from loans in the portfolio. Management's determination of the adequacy of the allowance for loan losses requires the use of judgments and estimations that may change in the future. Unfavorable changes in the factors used by management to determine the adequacy of the reserve, or the availability of new information, could cause the allowance for loan losses to be increased or decreased in future periods.

MORGAN KEEGAN PERFORMANCE

Morgan Keegan's net income totaled $13.2 million for the quarter ended September 30, 2002. Compared to the second quarter of 2002, Morgan Keegan's third quarter net income increased $1.4 million, due primarily to higher commissions and fees in the fixed income division. Revenue associated with the fixed income group increased 9% in the third quarter compared to second, while revenue from the equity capital markets and private client areas decreased 16.2% and 2.8%, respectively. Morgan Keegan's fixed income capital markets division continues as the top revenue-producing line of business. Total revenues for Morgan Keegan during the third quarter of 2002 totaled $141.0 million compared to $140.6 million in total revenues reported for the second quarter of 2002.

On a linked-quarter basis, Morgan Keegan's overhead decreased $1.9 million compared to the previous quarter due primarily to management's efforts to reduce costs.

The total number of financial advisors at Morgan Keegan remains at approximately 940 and approximately 14,800 new customer accounts were opened during the third quarter. Total customer assets were $31.1 billion at September 30, 2002, down from approximately $32.0 billion at June 30, 2002.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2002 EARNINGS RELEASE
PAGE 6


The following table shows the components of revenue contributed by Morgan Keegan for the three months ended June 30, 2002 and September 30, 2002.

-----------------------------------------------------------------------------------------
Morgan Keegan
Summary Income Statement
-----------------------------------------------------------------------------------------
                                      Three months       Three months
($ amounts in thousands)                 Ended               ended             % Change
                                     Sept. 30, 2002      June 30, 2002
-----------------------------------------------------------------------------------------
Revenues:
  Commissions                           $  36,357           $ 35,471              2.5%
  Principal transaction                    58,881             51,768             13.7
  Investment banking                       16,138             23,259            -30.6
  Interest                                 13,606             13,704             -0.7
  Investment advisory                      13,142             13,188             -0.3
  Other                                     2,893              3,163             -8.5
                                        ---------           --------
     Total revenues                       141,017            140,553              0.3

Expenses:
  Interest expense                          7,275              7,685             -5.3
  Non-interest expense                    112,768            114,285             -1.3
                                        ---------           --------
     Total expenses                       120,043            121,970             -1.6

Income before income taxes                 20,974             18,583             12.9

Income taxes                                7,800              6,800             14.7
                                        ---------           --------

Net income                              $  13,174           $ 11,783             11.8%
                                        =========           ========


----------------------------------------------------------------------------------------------
Morgan Keegan
Breakout of Revenue by Division
Three months ended
September 30, 2002
----------------------------------------------------------------------------------------------
                                              Fixed Income   Equity
                                  Private       Capital      Capital     Investment   Interest
($ amounts in thousands)           Client       Markets      Markets      Advisory     & Other
----------------------------------------------------------------------------------------------
$ amount of revenue               $42,308      $56,114       $14,468      $13,137     $14,989
% of gross revenue                   30.0%        39.8%         10.3%         9.3%       10.6%

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2002 EARNINGS RELEASE
PAGE 7


ACQUISITION ACTIVITY

Acquisitions completed since September 30, 2001 include the following (in thousands):

------------------------------------------------------------------------------------------------------------------
                                                                    Total        Total        Accounting
Date            Company Acquired                 Total Assets       Loans      Deposits         Method     Offices
------------------------------------------------------------------------------------------------------------------
November 2001   Park Meridian, Inc.,                $309,844      $237,937      $218,700       Purchase          3
                headquartered in Charlotte,
                North Carolina

December 2001   First Bancshares of Texas,          $188,953       $87,293      $172,151       Purchase          6
                Inc., headquartered in
                Houston, Texas

April 2002      Brookhollow Bancshares, Inc.,       $165,392       $69,144      $154,451       Purchase          4
                headquartered in Dallas, Texas

April 2002      Independence Bank, National         $112,408       $86,867       $98,508       Purchase          3
                Association, headquartered in
                Houston, Texas
------------------------------------------------------------------------------------------------------------------
                Totals                              $776,597      $481,241      $643,810                        16
------------------------------------------------------------------------------------------------------------------

At September 30, 2002, Regions had no pending acquisitions.

STOCK BUYBACK PROGRAM

No shares were repurchased in the third quarter. Under its general buyback program, Regions is authorized to repurchase up to 12 million shares. During the second quarter of 2002, Regions repurchased 9.1 million shares in connection with the general buyback program.

FORWARD-LOOKING STATEMENTS

The information contained in this press release may include forward-looking statements that reflect Regions' current views with respect to future events and financial performance. Regions' management believes that these forward-looking statements are reasonable, however, you should not place undue reliance on these statements as they are based only on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such forward-looking statements are made in good faith by Regions pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

The words "believe", "expect", "anticipate", "project", and similar expressions signify forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Regions. Any such statement speaks only as of the date the

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2002 EARNINGS RELEASE
PAGE 8


statement was made. Regions undertakes no obligation to update or revise any forward-looking statements.

Some factors which may affect the accuracy of our projections apply generally to the financial services industry, including: (a) the easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies, and finance companies, may increase our competitive pressures; (b) possible changes in interest rates may increase our funding costs and reduce our earning asset yields, thus reducing our margins; (c) possible changes in general economic and business conditions in the United States and the Southeast in general and in the communities we serve in particular may lead to a deterioration in credit quality, thereby increasing our provisioning costs, or a reduced demand for credit, thereby reducing our earning assets; (d) possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on our business; and (e) possible changes in consumer and business spending and saving habits could have an effect on our ability to grow our assets and to attract deposits.

Other factors which may affect the accuracy of our projections are specific to Regions, including: (i) the cost and other effects of material contingencies, including litigation contingencies; (ii) our ability to expand into new markets and to maintain profit margins in the face of pricing pressures; (iii) our ability to keep pace with technological changes; (iv) our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions' customers and potential Regions customers; (v) our ability to effectively manage interest rate risk, credit risk and operational risk; (vi) our ability to manage fluctuations in the value of our assets and liabilities and off-balance sheet exposures so as to maintain sufficient capital and liquidity to support our business; and (vii) our ability to achieve the earnings expectations related to the businesses that we have recently acquired or may acquire in the future, which in turn depends on a variety of factors, including: our ability to achieve anticipated cost savings and revenue enhancements with respect to acquired operations; the assimilation of acquired operations to the Regions corporate culture, including the ability to instill our credit practices and efficient approach to acquired operations; and the continued growth of the markets that the acquired entities serve, consistent with recent historical experience.

Regions' Investor Relations contact is Ronald C. Jackson at (205) 326-7374 or Kenneth W. Till at (205) 326-7605; Regions' Media contact is Kristi Lamont Ellis at (205) 326-7179.

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CONDITION
(Dollar Amounts in Thousands)

                                                 --------------------------------------------------------------------------------
                                                     9/30/00         12/31/00         3/31/01           6/30/01         9/30/01
                                                 --------------------------------------------------------------------------------

ASSETS
Cash and due from banks                          $  1,076,869     $  1,210,872     $  1,043,984     $  1,053,195     $  1,103,077
Interest-bearing deposits in other banks                2,449            3,246        1,095,419          906,987          982,838
Investment securities                               3,607,520        3,539,202           44,864           32,745           32,757
Securities available for sale                       5,545,803        5,454,969        8,484,278        7,680,342        8,223,851
Trading account assets                                 21,317           13,437          601,374          554,059          605,376
Loans held for sale                                   251,063          222,902          466,614          601,838          452,613
Federal funds sold and securities purchased
    under agreement to resell                         246,556           95,550          241,382          345,598          189,043
Margin receivables                                         --               --          523,118          550,749          595,624
Loans                                              31,299,305       31,472,656       31,214,746       31,057,354       31,128,869
Unearned income                                       (95,242)         (96,193)         (91,506)         (94,401)        (218,026)
                                                 ------------     ------------     ------------     ------------     ------------
      Loans, net of unearned income                31,204,063       31,376,463       31,123,240       30,962,953       30,910,843
Allowance for loan losses                            (373,699)        (376,508)        (381,570)        (384,324)        (386,471)
                                                 ------------     ------------     ------------     ------------     ------------
      Net Loans                                    30,830,364       30,999,955       30,741,670       30,578,629       30,524,372
Premises and equipment                                596,900          598,632          624,841          621,792          623,103
Interest receivable                                   333,294          349,637          310,474          291,590          286,584
Due from customers on acceptances                      24,274          107,912          107,472           69,679           44,269
Other assets                                        1,090,687        1,091,979        1,857,745        1,851,886        2,020,506
                                                 ------------     ------------     ------------     ------------     ------------
                                                 $ 43,627,096     $ 43,688,293     $ 46,143,235     $ 45,139,089     $ 45,684,013
                                                 ============     ============     ============     ============     ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
    Non-interest-bearing                         $  4,561,388     $  4,512,883     $  4,420,949     $  4,650,209     $  4,655,075
    Interest-bearing                               27,424,262       27,509,608       26,761,914       26,509,073       25,918,116
                                                 ------------     ------------     ------------     ------------     ------------
      Total Deposits                               31,985,650       32,022,491       31,182,863       31,159,282       30,573,191
Borrowed funds:
    Short-term borrowings:
      Federal funds purchased and securities
        sold under agreement to repurchase          1,862,753        1,996,812        2,548,869        1,939,036        2,817,611
      Commercial paper                                 38,750           27,750           49,435           27,750           27,750
      Other short-term borrowings                   1,620,673        1,108,580        2,264,254        2,392,543        2,315,063
                                                 ------------     ------------     ------------     ------------     ------------
         Total Short-term Borrowings                3,522,176        3,133,142        4,862,558        4,359,329        5,160,424
    Long-term borrowings                            4,392,399        4,478,027        5,220,594        4,936,855        4,810,542
                                                 ------------     ------------     ------------     ------------     ------------
      Total Borrowed Funds                          7,914,575        7,611,169       10,083,152        9,296,184        9,970,966
Bank acceptances outstanding                           24,274          107,912          107,472           69,679           44,269
Other liabilities                                     342,689          488,777          968,289          787,584        1,146,792
                                                 ------------     ------------     ------------     ------------     ------------
      Total Liabilities                            40,267,188       40,230,349       42,341,776       41,312,729       41,735,218

Stockholders' equity:
    Common stock                                      139,050          139,105          142,825          143,209          143,275
    Surplus                                         1,058,291        1,058,733        1,214,063        1,227,186        1,228,574
    Undivided profits                               2,264,476        2,333,285        2,397,684        2,446,779        2,518,202
    Treasury Stock                                    (18,988)         (67,135)               0          (43,398)         (52,508)
    Unearned restricted stock                          (7,673)          (6,952)          (6,098)         (13,899)         (12,511)
    Accumulated other comprehensive income (loss)     (75,248)             908           52,985           66,483          123,763
                                                 ------------     ------------     ------------     ------------     ------------
         Total Stockholders' Equity                 3,359,908        3,457,944        3,801,459        3,826,360        3,948,795
                                                 ------------     ------------     ------------     ------------     ------------
                                                 $ 43,627,096     $ 43,688,293     $ 46,143,235     $ 45,139,089     $ 45,684,013
                                                 ============     ============     ============     ============     ============

                                                     ------------------------------------------------------------------------------
                                                        12/31/01        3/31/02           6/30/02          9/30/02
                                                     ------------------------------------------------------------------------------

ASSETS
Cash and due from banks                             $  1,239,598     $    961,035     $    938,871     $  1,220,392
Interest-bearing deposits in other banks                 667,186          251,668          271,990          226,252
Investment securities                                     34,050           34,513           34,785           34,938
Securities available for sale                          7,813,109        7,818,728        8,533,371        8,938,255
Trading account assets                                   741,896          691,183          874,709          890,089
Loans held for sale                                      890,193          466,073          447,475        1,870,875
Federal funds sold and securities purchased
    under agreement to resell                             92,543          199,051          602,972          245,684
Margin receivables                                       523,941          565,863          536,245          515,228
Loans                                                 31,136,977       31,002,399       31,471,671       30,822,448
Unearned income                                         (251,629)        (250,754)        (249,836)        (250,131)
                                                    ------------     ------------     ------------     ------------
      Loans, net of unearned income                   30,885,348       30,751,645       31,221,835       30,572,317
Allowance for loan losses                               (419,167)        (429,577)        (432,624)        (435,798)
                                                    ------------     ------------     ------------     ------------
      Net Loans                                       30,466,181       30,322,068       30,789,211       30,136,519
Premises and equipment                                   647,176          644,264          644,584          642,376
Interest receivable                                      249,630          236,423          241,932          230,397
Due from customers on acceptances                         63,854           70,039           53,844           36,064
Other assets                                           1,953,355        1,985,072        2,176,458        2,406,427
                                                    ------------     ------------     ------------     ------------
                                                    $ 45,382,712     $ 44,245,980     $ 46,146,447     $ 47,393,496
                                                    ============     ============     ============     ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
    Non-interest-bearing                            $  5,085,337     $  4,875,805     $  4,876,717     $  5,062,053
    Interest-bearing                                  26,462,986       25,201,581       26,151,897       27,112,736
                                                    ------------     ------------     ------------     ------------
      Total Deposits                                  31,548,323       30,077,386       31,028,614       32,174,789
Borrowed funds:
    Short-term borrowings:
      Federal funds purchased and securities
        sold under agreement to repurchase             1,803,177        2,277,608        2,496,069        2,551,283
      Commercial paper                                    27,750           26,750           26,750           24,750
      Other short-term borrowings                      2,267,473        2,146,743        2,380,834        2,057,264
                                                    ------------     ------------     ------------     ------------
         Total Short-term Borrowings                   4,098,400        4,451,101        4,903,653        4,633,297
    Long-term borrowings                               4,747,674        4,711,218        5,369,468        5,543,753
                                                    ------------     ------------     ------------     ------------
      Total Borrowed Funds                             8,846,074        9,162,319       10,273,121       10,177,050
Bank acceptances outstanding                              63,854           70,039           53,844           36,064
Other liabilities                                        888,696          849,160          853,274          921,738
                                                    ------------     ------------     ------------     ------------
      Total Liabilities                               41,346,947       40,158,904       42,208,853       43,309,641

Stockholders' equity:
    Common stock                                         143,801          144,272          144,547          144,811
    Surplus                                            1,252,809        1,268,327        1,276,918        1,284,365
    Undivided profits                                  2,591,962        2,679,307        2,768,357        2,860,604
    Treasury Stock                                             0          (37,553)        (358,199)        (358,199)
    Unearned restricted stock                            (11,234)         (19,470)         (17,522)         (15,441)
    Accumulated other comprehensive income (loss)         58,427           52,193          123,493          167,715
                                                    ------------     ------------     ------------     ------------
         Total Stockholders' Equity                    4,035,765        4,087,076        3,937,594        4,083,855
                                                    ------------     ------------     ------------     ------------
                                                    $ 45,382,712     $ 44,245,980     $ 46,146,447     $ 47,393,496
                                                    ============     ============     ============     ============

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(Dollar Amounts in Thousands)

                                                  -----------------------------------------------------------------------
                                                   9/30/00      12/31/00        3/31/01       6/30/01         9/30/01
                                                  -----------------------------------------------------------------------

Interest Income:
    Interest and fees on loans                    $667,305      $ 684,013       $661,571      $ 634,945       $606,811
    Interest on securities:
      Taxable interest income                      136,452        133,351        127,082        110,720        104,008
      Tax-exempt interest income                    10,680         10,560         10,278         10,510         10,151
                                                  --------      ---------       --------      ---------       --------
      Total Interest on Securities                 147,132        143,911        137,360        121,230        114,159
    Interest on mortgage loans held for sale         8,176          6,693          6,856         11,391         11,556
    Interest on margin receivables                      --             --             --          7,811          7,187
    Income on federal funds sold and
      securities purchased under agreement
      to resell                                      1,672          1,366            522          7,461          6,250
    Interest on time deposits in other banks           221            498            770          4,859          4,028
    Interest on trading account assets                 188            252            189          6,723          6,104
                                                  --------      ---------       --------      ---------       --------
      Total Interest Income                        824,694        836,733        807,268        794,420        756,095

Interest Expense:
    Interest on deposits                           358,033        352,156        338,107        306,065        276,597
    Interest on short-term borrowings               65,623         68,242         48,808         57,952         45,907
    Interest on long-term borrowings                58,919         72,464         73,219         79,251         77,779
                                                  --------      ---------       --------      ---------       --------
      Total Interest Expense                       482,575        492,862        460,134        443,268        400,283
                                                  --------      ---------       --------      ---------       --------
      Net Interest Income                          342,119        343,871        347,134        351,152        355,812

Provision for loan losses                           32,746         37,372         28,500         28,990         30,000
                                                  --------      ---------       --------      ---------       --------
      Net Interest Income After Provision
         for Loan Losses                           309,373        306,499        318,634        322,162        325,812

Non-Interest Income:
    Brokerage and investment banking                11,173          9,411         10,330        117,660        110,430
    Trust department income                         14,597         14,968         14,986         15,098         13,749
    Service charges on deposit accounts             59,465         61,255         63,273         66,939         67,190
    Mortgage servicing and origination fees         20,016         19,221         21,200         24,431         21,924
    Securities gains (losses)                           28             (5)           474             (7)         4,534
    Other                                           40,197         44,262         37,158         51,749         46,398
                                                  --------      ---------       --------      ---------       --------
      Total Non-Interest Income                    145,476        149,112        147,421        275,870        264,225

Non-Interest Expense:
    Salaries and employee benefits                 144,868        150,492        159,391        251,223        230,922
    Net occupancy expense                           18,583         19,423         18,508         22,468         22,950
    Furniture and equipment expense                 18,880         21,016         17,727         22,557         22,989
    Other                                           89,737        112,081         97,746        139,962        121,800
                                                  --------      ---------       --------      ---------       --------
      Total Non-Interest Expense                   272,068        303,012        293,372        436,210        398,661
                                                  --------      ---------       --------      ---------       --------
      Income Before Income Taxes                   182,781        152,599        172,683        161,822        191,376
Applicable income taxes                             54,922         24,233         49,931         49,023         56,177
                                                  --------      ---------       --------      ---------       --------
      Net Income                                  $127,859      $ 128,366       $122,752      $ 112,799       $135,199
                                                  ========      =========       ========      =========       ========
      Operating Income                            $127,859      $ 128,366       $122,752      $130,611 (a)    $135,199
                                                  ========      =========       ========      =========       ========


                                                  -----------------------------------------------------
                                                     12/31/01      3/31/02       6/30/02       9/30/02
                                                  -----------------------------------------------------

Interest Income:
    Interest and fees on loans                       $555,176      $512,435      $506,410      $502,923
    Interest on securities:
      Taxable interest income                         104,109        95,382       101,419       104,479
      Tax-exempt interest income                        9,495         8,666         7,402         7,053
                                                     --------      --------      --------      --------
      Total Interest on Securities                    113,604       104,048       108,821       111,532
    Interest on mortgage loans held for sale           11,937        12,816         9,376        12,146
    Interest on margin receivables                      5,733         4,970         5,061         4,951
    Income on federal funds sold and
      securities purchased under agreement
      to resell                                         3,657         1,616         2,251         2,530
    Interest on time deposits in other banks            1,426           211            71           120
    Interest on trading account assets                  6,321         5,480         6,729         6,492
                                                     --------      --------      --------      --------
      Total Interest Income                           697,854       641,576       638,719       640,694

Interest Expense:
    Interest on deposits                              214,926       173,422       165,231       162,493
    Interest on short-term borrowings                  35,441        29,986        32,236        33,953
    Interest on long-term borrowings                   76,092        68,382        66,161        64,103
                                                     --------      --------      --------      --------
      Total Interest Expense                          326,459       271,790       263,628       260,549
                                                     --------      --------      --------      --------
      Net Interest Income                             371,395       369,786       375,091       380,145

Provision for loan losses                              77,912        30,000        30,000        35,000
                                                     --------      --------      --------      --------
      Net Interest Income After Provision
         for Loan Losses                              293,483       339,786       345,091       345,145

Non-Interest Income:
    Brokerage and investment banking                  120,554       112,855       123,296       123,294
    Trust department income                            12,848        15,747        15,807        15,605
    Service charges on deposit accounts                69,861        66,034        68,943        70,581
    Mortgage servicing and origination fees            29,527        24,679        23,283        26,863
    Securities gains (losses)                          27,105         1,856         1,928        22,642
    Other                                              57,370        57,437        57,443        67,696
                                                     --------      --------      --------      --------
      Total Non-Interest Income                       317,265       278,608       290,700       326,681

Non-Interest Expense:
    Salaries and employee benefits                    238,152       237,362       250,283       258,264
    Net occupancy expense                              22,975        22,548        23,964        25,093
    Furniture and equipment expense                    24,454        22,100        23,167        22,862
    Other                                             133,097       120,350       123,659       146,232
                                                     --------      --------      --------      --------
      Total Non-Interest Expense                      418,678       402,360       421,073       452,451
                                                     --------      --------      --------      --------
      Income Before Income Taxes                      192,070       216,034       214,718       219,375
Applicable income taxes                                53,886        61,971        61,592        62,896
                                                     --------      --------      --------      --------
      Net Income                                     $138,184      $154,063      $153,126      $156,479
                                                     ========      ========      ========      ========
      Operating Income                               $138,184      $154,063      $153,126      $156,479
                                                     ========      ========      ========      ========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollar Amounts in Thousands)

                                                  --------------------------------------------------------------------
                                                     9/30/00       12/31/00       3/31/01       6/30/01       9/30/01
                                                  --------------------------------------------------------------------

Average shares outstanding--during quarter            220,424       221,062       214,872       227,603       227,657
Average shares outstanding--during
     quarter, diluted                                 221,615       222,366       216,648       230,422       230,383
Actual shares outstanding--end of quarter             221,612       219,769       228,520       227,634       227,410
Operating income per share                        $      0.58   $      0.58   $      0.57   $      0.57   $      0.59
Operating income per share, diluted               $      0.58   $      0.58   $      0.57   $      0.57   $      0.59
Operating income per share, diluted as adjusted
     for the adoption of FAS 142*                 $      0.61   $      0.61   $      0.60   $      0.62   $      0.65
Net income per share                              $      0.58   $      0.58   $      0.57   $      0.50   $      0.59
Net income per share, diluted                     $      0.58   $      0.58   $      0.57   $      0.49   $      0.59
Dividends per share                               $      0.27   $      0.27   $      0.28   $      0.28   $      0.28

Taxable equivalent net interest income            $   347,956   $   359,154   $   368,365   $   373,008   $   378,177


                                                  ------------------------------------------------------
                                                    12/31/01       3/31/02       6/30/02      9/30/02
                                                  ------------------------------------------------------
Average shares outstanding--during quarter            228,618       229,958       224,878       221,282
Average shares outstanding--during
     quarter, diluted                                 230,610       233,165       229,112       224,438
Actual shares outstanding--end of quarter             230,081       229,684       221,054       221,476
Operating income per share                        $      0.60   $      0.67   $      0.68   $      0.71
Operating income per share, diluted               $      0.60   $      0.66   $      0.67   $      0.70
Operating income per share, diluted as adjusted
     for the adoption of FAS 142*                 $      0.66   $      0.66   $      0.67   $      0.70
Net income per share                              $      0.60   $      0.67   $      0.68   $      0.71
Net income per share, diluted                     $      0.60   $      0.66   $      0.67   $      0.70
Dividends per share                               $      0.28   $      0.29   $      0.29   $      0.29

Taxable equivalent net interest income            $   394,499   $   388,104   $   392,856   $   397,668

(a) Operating income excludes merger and other non-recurring charges of $23.3 million pre-tax ($17.8 million after tax or $.08 per diluted share).

* Operating income assuming FAS 142 (which eliminated amortization of excess purchase price) was adopted at the beginning of the period ended 3/31/02.

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(Dollar Amounts in Thousands)

                                                             Nine Months Ended
                                                               September 30
                                                      ------------------------------
                                                         2002                2001
                                                      ----------          ----------
Interest Income:
    Interest and fees on loans                        $1,521,768          $1,903,327
    Interest on securities:
      Taxable interest income                            301,280             341,810
      Tax-exempt interest income                          23,121              30,939
                                                      ----------          ----------
      Total Interest on Securities                       324,401             372,749
    Interest on mortgage loans held for sale              34,338              29,803
    Interest on margin receivables                        14,982              14,998
    Income on federal funds sold and
      securities purchased under agreement
      to resell                                            6,397              14,233
    Interest on time deposits in other banks                 402               9,657
    Interest on trading account assets                    18,701              13,016
                                                      ----------          ----------
      Total Interest Income                            1,920,989           2,357,783

Interest Expense:
    Interest on deposits                                 501,146             920,769
    Interest on short-term borrowings                     96,175             152,667
    Interest on long-term borrowings                     198,646             230,249
                                                      ----------          ----------
      Total Interest Expense                             795,967           1,303,685
                                                      ----------          ----------
      Net Interest Income                              1,125,022           1,054,098

Provision for loan losses                                 95,000              87,490
                                                      ----------          ----------
      Net Interest Income After Provision
         for Loan Losses                               1,030,022             966,608

Non-Interest Income:
    Brokerage and investment banking                     359,445             238,420
    Trust department income                               47,159              43,833
    Service charges on deposit accounts                  205,558             197,402
    Mortgage servicing and origination fees               74,825              67,555
    Securities gains (losses)                             26,426               5,001
    Other                                                182,576             123,519
                                                      ----------          ----------
      Total Non-Interest Income                          895,989             675,730

Non-Interest Expense:
    Salaries and employee benefits                       745,909             641,536
    Net occupancy expense                                 71,605              63,926
    Furniture and equipment expense                       68,129              63,273
    Other                                                390,241             347,722
                                                      ----------          ----------
      Total Non-Interest Expense                       1,275,884           1,116,457
                                                      ----------          ----------
      Income Before Income Taxes                         650,127             525,881
Applicable income taxes                                  186,459             155,131
                                                      ----------          ----------
      Net Income                                      $  463,668          $  370,750
                                                      ==========          ==========
      Operating Income                                $  463,668          $ 388,562 (a)
                                                      ==========          ==========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollar Amounts in Thousands)

                                                                Nine Months Ended
                                                                   September 30
                                                            ---------------------------
                                                                  2002             2001
                                                            ----------       ----------

Average shares outstanding--year-to-date                       225,341          223,424
Average shares outstanding--year-to-date, diluted              228,873          225,868
Actual shares outstanding--end of quarter                      221,476          227,410

Operating income per share                                  $     2.06       $     1.74
Operating income per share, diluted                         $     2.03       $     1.72
Operating income per share, as adjusted
    for the adoption of FAS 142*                            $     2.06       $     1.89
Operating income per share, diluted as adjusted
    for the adoption of FAS 142*                            $     2.03       $     1.87
Net income per share                                        $     2.06       $     1.66
Net income per share, diluted                               $     2.03       $     1.64
Net income per share, as adjusted
    for the adoption of FAS 142*                            $     2.06       $     1.81
Net income per share, diluted as adjusted
    for the adoption of FAS 142*                            $     2.03       $     1.79
Dividends per share                                         $     0.87       $     0.84

Taxable equivalent net interest income                      $1,178,629       $1,119,551

(a) In 2001 excludes merger and other non-recurring charges of $23.3 million pretax ($17.8 million after tax or $.08 per diluted share).

*Operating income assuming FAS 142 (which eliminated amortization of excess purchase price) was adopted at the beginning of the period ended 3/31/02.

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS
(Dollar Amounts in Thousands, Yields on Taxable Equivalent Basis)

                                      Quarter Ended                Quarter Ended                 Quarter Ended
                                            3/31/01                      6/30/01                       9/30/01
                                      ------------------------     -------------------------     -------------------------
                                            Average      Yield/          Average       Yield/          Average       Yield/
                                            Balance       Rate           Balance        Rate           Balance        Rate
                                        -----------      -----       -----------       -----       -----------       -----
ASSETS
Earning assets:
  Taxable securities                    $ 7,951,812       6.59%      $ 7,200,791        6.28%      $ 6,956,357        6.04%
  Non-taxable securities                    800,267       7.67%          806,045        7.76%          783,282        8.64%
  Federal funds sold                         36,995       5.72%          675,822        4.43%          747,409        3.32%
  Margin receivables                             --                      554,202        5.65%          538,694        5.29%
  Loans, net of unearned income          31,274,169       8.76%       30,965,337        8.41%       30,839,867        7.99%
  Int. bear. deposits in oth. bnks           82,118       3.80%          504,709        3.86%          459,378        3.48%
  Mortgages held for sale                   316,661       8.78%          597,253        7.65%          578,576        7.92%
  Trading account assets                     15,598       5.62%          557,452        5.15%          511,547        5.01%
                                        -----------                  -----------                   -----------
   Total earning assets                  40,477,620       8.30%       41,861,611        7.82%       41,415,110        7.47%
Allowance for loan losses                  (381,552)                    (385,317)                     (386,641)
Cash and due from banks                     993,091                      911,506                       901,067
Other non-earning assets                  2,273,684                    2,876,167                     2,952,938
                                        -----------                  -----------                   -----------
                                        $43,362,843                  $45,263,967                   $44,882,474
                                        ===========                  ===========                   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing liabilities:
  Savings accounts                      $ 1,230,782       1.45%      $ 1,243,006        1.35%      $ 1,261,356        1.09%
  Interest bearing transaction
   accounts                                 430,375       3.24%          517,484        1.94%          578,406        1.79%
  Money market accounts                  11,483,296       4.16%       12,132,752        3.42%       12,441,249        2.84%
  Certificates of deposit of
   $100,000 or more                       4,257,824       6.33%        4,419,525        6.02%        4,086,712        5.65%
  Other interest-bearing accounts         9,531,435       6.21%        8,004,372        6.49%        7,729,754        6.38%
  Federal funds purchased                 2,153,236       5.76%        2,203,347        4.69%        1,986,078        3.64%
  Commercial paper                           28,232       6.52%           27,273        6.74%           27,750        6.55%
  Other short-term borrowings             1,108,518       6.49%        2,436,632        5.22%        2,362,939        4.57%
  Long-term borrowings                    4,540,679       6.54%        4,974,303        6.39%        4,867,355        6.34%
                                        -----------                  -----------                   -----------
   Total int-bearing liabilities         34,764,377       5.37%       35,958,694        4.94%       35,341,599        4.51%
Non-interest bearing deposits             4,422,644                    4,579,814                     4,682,012
Other liabilities                           817,322                      938,886                       947,713
Stockholders' equity                      3,358,500                    3,786,573                     3,911,150
                                        -----------                  -----------                   -----------
                                        $43,362,843                  $45,263,967                   $44,882,474
                                        ===========                  ===========                   ===========
Net yield on interest earning assets                      3.69%                         3.57%                         3.62%

                                      Quarter Ended                Quarter Ended               Quarter Ended
                                           12/31/01                      3/31/02                      6/30/02
                                      -------------------------    -------------------------   --------------------------
                                            Average       Yield/         Average       Yield/         Average       Yield/
                                            Balance        Rate          Balance        Rate          Balance        Rate
                                        -----------       -----      -----------       -----        ---------       -----
ASSETS
Earning assets:
  Taxable securities                    $ 7,333,574        5.75%     $ 7,205,061        5.49%       7,764,138        5.35%
  Non-taxable securities                    759,771        7.71%         670,362        8.16%         571,618        8.08%
  Federal funds sold                        757,139        1.92%         498,187        1.32%         568,723        1.59%
  Margin receivables                        501,965        4.53%         541,069        3.50%         544,407        3.95%
  Loans, net of unearned income          30,714,891        7.35%      30,642,779        6.93%      30,972,742        6.70%
  Int. bear. deposits in oth. bnks          192,941        2.93%          38,512        2.22%           8,581        3.32%
  Mortgages held for sale                   703,039        6.74%         729,369        7.13%         470,493        7.99%
  Trading account assets                    604,931        4.40%         603,486        3.90%         691,707        3.82%
                                        -----------                  -----------                  -----------
   Total earning assets                  41,568,251        6.87%      40,928,825        6.54%      41,592,409        6.33%
Allowance for loan losses                  (385,010)                    (423,057)                    (435,206)
Cash and due from banks                     926,564                      963,186                      939,159
Other non-earning assets                  2,979,964                    3,241,602                    3,286,227
                                        -----------                  -----------                  -----------
                                        $45,089,769                  $44,710,556                  $45,382,589
                                        ===========                  ===========                  ===========
LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing liabilities:
  Savings accounts                      $ 1,309,170        0.62%     $ 1,361,590        0.53%     $ 1,452,647        0.61%
  Interest bearing transaction
   accounts                                 697,458        1.29%         797,264        1.24%         803,547        1.02%
  Money market accounts                  12,459,037        1.82%      13,125,489        1.44%      12,940,340        1.43%
  Certificates of deposit of
   $100,000 or more                       3,494,586        5.11%       3,119,462        4.37%       2,985,615        4.08%
  Other interest-bearing accounts         8,306,278        5.12%       7,614,430        4.74%       7,858,342        4.31%
  Federal funds purchased                 1,756,757        2.27%       1,611,494        1.79%       1,990,013        1.75%
  Commercial paper                           27,750        6.18%          27,272        5.06%          26,751        4.90%
  Other short-term borrowings             2,398,048        4.13%       2,261,062        4.05%       2,283,037        4.08%
  Long-term borrowings                    4,788,755        6.30%       4,741,976        5.85%       5,020,740        5.29%
                                        -----------                  -----------                  -----------
   Total int-bearing liabilities         35,237,839        3.66%      34,660,039        3.18%      35,361,032        2.99%
Non-interest bearing deposits             4,847,132                    4,842,479                    4,936,834
Other liabilities                           981,737                    1,126,828                    1,068,349
Stockholders' equity                      4,023,061                    4,081,210                    4,016,374
                                        -----------                  -----------                  -----------
                                        $45,089,769                  $44,710,556                  $45,382,589
                                        ===========                  ===========                  ===========
Net yield on interest earning assets                       3.77%                        3.85%                        3.79%

                                      Quarter Ended
                                            9/30/02
                                      -------------------------
                                            Average       Yield/
                                            Balance        Rate
                                        -----------       -----
ASSETS
Earning assets:
  Taxable securities                    $ 8,268,921        5.11%
  Non-taxable securities                    553,283        7.87%
  Federal funds sold                        621,687        1.61%
  Margin receivables                        527,723        3.72%
  Loans, net of unearned income          31,288,244        6.52%
  Int. bear. deposits in oth. bnks           13,847        3.44%
  Mortgages held for sale                   650,439        7.41%
  Trading account assets                    679,995        3.84%
                                        -----------
   Total earning assets                  42,604,139        6.13%
Allowance for loan losses                  (432,402)
Cash and due from banks                     923,634
Other non-earning assets                  3,572,182
                                        -----------
                                        $46,667,553
                                        ===========
LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing liabilities:
  Savings accounts                      $ 1,477,448        0.70%
  Interest bearing transaction
   accounts                                 924,890        0.94%
  Money market accounts                  12,655,337        1.36%
  Certificates of deposit of
   $100,000 or more                       3,190,838        3.69%
  Other interest-bearing accounts         8,246,344        4.07%
  Federal funds purchased                 2,541,163        1.75%
  Commercial paper                           26,728        4.88%
  Other short-term borrowings             2,177,578        4.09%
  Long-term borrowings                    5,369,578        4.74%
                                        -----------
   Total int-bearing liabilities         36,609,904        2.82%
Non-interest bearing deposits             4,906,377
Other liabilities                         1,134,182
Stockholders' equity                      4,017,090
                                        -----------
                                        $46,667,553
                                        ===========
Net yield on interest earning assets                       3.70%

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY ALLOWANCE FOR LOAN LOSSES AND NON-PERFORMING ASSETS
(Dollar Amounts in Thousands)

                                       3/31/01       6/30/01       9/30/01      12/31/01       3/31/02       6/30/02       9/30/02
                                      --------      --------      --------      --------      --------      --------      --------

Balance at beginning of period        $376,508      $381,570      $384,324      $386,471      $419,167      $429,577      $432,624

Net loans charged off (recovered):
  Commercial                            14,390        16,048        17,361        36,647         7,304        20,024        21,501
  Real estate                              804         2,035         1,798         2,041         3,024         2,571         3,610
  Installment                            8,244         8,153         8,694        10,626         9,262         6,686         6,715
                                      --------      --------      --------      --------      --------      --------      --------
      Total                             23,438        26,236        27,853        49,314        19,590        29,281        31,826
Allowance of acquired banks                  0             0             0         4,098             0         2,328             0
Provision charged to expense            28,500        28,990        30,000        77,912        30,000        30,000        35,000
                                      --------      --------      --------      --------      --------      --------      --------

Balance at end of period              $381,570      $384,324      $386,471      $419,167      $429,577      $432,624      $435,798
                                      ========      ========      ========      ========      ========      ========      ========

Non-performing Assets:
Loans on a non-accruing basis         $227,552      $259,291      $256,810      $269,764      $277,939      $280,371      $248,345
Renegotiated loans                      11,024        14,223        18,150        42,807        42,183        42,332        33,085
Foreclosed property ("Other
   real estate")                        29,012        29,257        31,198        40,872        44,008        52,092        59,103
                                      --------      --------      --------      --------      --------      --------      --------
   Total NPA excluding past due
     loans                            $267,588      $302,771      $306,158      $353,443      $364,130      $374,795      $340,533
                                      --------      --------      --------      --------      --------      --------      --------
Loans past due 90 days or more        $ 40,923      $ 41,736      $ 41,895      $ 46,845      $ 44,914      $ 43,224      $ 42,167
                                      --------      --------      --------      --------      --------      --------      --------
   Total NPA including past due
     loans                            $308,511      $344,507      $348,053      $400,288      $409,044      $418,019      $382,700
                                      ========      ========      ========      ========      ========      ========      ========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS
(Dollar Amounts in Thousands, Yields on Taxable Equivalent Basis)

                                                                                  Nine Months Ended
                                                                                    September 30
                                                                   ----------------------------------------------
                                                                            2002                    2001
                                                                   ---------------------   ----------------------
                                                                     Average      Yield/     Average       Yield/
                                                                     Balance       Rate      Balance        Rate
                                                                   -----------    ------   -----------     ------
ASSETS

Earning assets:
   Taxable securities                                              $ 7,749,937     5.31%   $ 7,366,007      6.32%
   Non-taxable securities                                              597,992     8.04%       796,469      8.02%
   Federal funds sold                                                  563,318     1.52%       489,344      3.89%
   Margin receivables                                                  537,684     3.73%       366,272      5.47%
   Loans, net of unearned income                                    30,970,286     6.72%    31,024,867      8.39%
   Int. bear. deposits in oth. bnks                                     20,223     2.66%       350,117      3.69%
   Mortgages held for sale                                             616,478     7.45%       498,456      7.99%
   Trading account assets                                              658,676     3.85%       363,349      5.09%
                                                                   -----------             -----------
    Total earning assets                                            41,714,594     6.33%    41,254,881      7.86%
Allowance for loan losses                                             (430,256)               (384,522)
Cash and due from banks                                                941,848                 934,884
Other non-earning assets                                             3,367,882               2,703,418
                                                                   -----------             -----------

                                                                   $45,594,068             $44,508,661
                                                                   ===========             ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
   Savings accounts                                                $ 1,430,986     0.62%   $ 1,245,160      1.29%
   Interest bearing transaction
    accounts                                                           842,368     1.06%       509,297      2.25%
   Money market accounts                                            12,905,333     1.41%    12,022,608      3.45%
   Certificates of deposit of
    $100,000 or more                                                 3,098,900     4.04%     4,254,060      6.00%
   Other int-bearing accounts                                        7,908,687     4.37%     8,415,254      6.35%
   Federal funds purchased                                           2,050,962     1.76%     2,113,608      4.72%
   Commercial paper                                                     26,915     4.95%        27,750      6.60%
   Other short-term borrowings                                       2,240,253     4.07%     1,973,958      5.20%
   Long-term borrowings                                              5,046,397     5.26%     4,795,309      6.42%
                                                                   -----------             -----------
    Total int-bearing liabilities                                   35,550,801     2.99%    35,357,004      4.93%
Non-interest bearing deposits                                        4,895,464               4,562,440
Other liabilities                                                    1,109,813                 901,785
Stockholders' equity                                                 4,037,990               3,687,432
                                                                   -----------             -----------

                                                                   $45,594,068             $44,508,661
                                                                   ===========             ===========

Net yield on int. earning assets                                                   3.78%                    3.63%


                                                   Nine Months Ended
                                                     September 30
                                               ------------------------
Allowance For Loan Losses:                        2002           2001
                                               ---------       --------
Balance at beginning of year                    $419,167       $376,508

Net loans charged off:
  Commercial                                      48,829         47,799
  Real estate                                      9,205          4,637
  Installment                                     22,663         25,091
                                               ---------       --------
      Total                                       80,697         77,527
Allowance of acquired banks                        2,328              0
Provision charged to expense                      95,000         87,490
                                               ---------       --------

Balance at end of period                        $435,798       $386,471
                                               =========       ========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED RATIOS

                                                         9/30/00      12/31/00     3/31/01      6/30/01       9/30/01
                                                         -------      --------     -------      -------       -------
Return on average assets*                                   1.18%        1.17%        1.15%        1.16%         1.20%

Return on average equity*                                  15.56%       14.97%       14.82%       13.84%        13.71%

Stockholders' equity per share                            $15.16       $15.73       $16.64       $16.81       $ 17.36

Stockholders' equity to total assets                        7.70%        7.92%        8.24%        8.48%         8.64%

Allowance for loan losses as a percentage of loans,
       net of unearned income                               1.20%        1.20%        1.23%        1.24%         1.25%

Loans, net of unearned income, to total deposits           97.56%       97.98%       99.81%       99.37%       101.10%

Net charge-offs as a percentage of average loans**          0.33%        0.44%        0.30%        0.34%         0.36%

Total non-performing assets (excluding loans 90 days
       past due) as a percentage of loans and
       other real estate                                    0.76%        0.76%        0.86%        0.98%         0.99%

Total non-performing assets (including loans 90 days
       past due) as a percentage of loans and
       other real estate                                    0.88%        0.87%        0.99%        1.11%         1.12%

                                                         12/31/01      3/31/02       6/30/02       9/30/02
                                                         --------      -------       -------       -------
Return on average assets*                                   1.22%         1.40%         1.35%        1.33%

Return on average equity*                                  13.63%        15.31%        15.29%       15.45%

Stockholders' equity per share                            $17.54       $ 17.79       $ 17.81       $18.44

Stockholders' equity to total assets                        8.89%         9.24%         8.53%        8.62%

Allowance for loan losses as a percentage of loans,
       net of unearned income                               1.36%         1.40%         1.39%        1.43%

Loans, net of unearned income, to total deposits           97.90%       102.24%       100.62%       95.02%

Net charge-offs as a percentage of average loans**          0.64%         0.26%         0.38%        0.40%

Total non-performing assets (excluding loans 90 days
       past due) as a percentage of loans and
       other real estate                                    1.14%         1.18%         1.20%        1.11%

Total non-performing assets (including loans 90 days
       past due) as a percentage of loans and
       other real estate                                    1.29%         1.33%         1.34%        1.25%


*   Annualized based on operating income.
**  Annualized